UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

FIRST INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1411 Besor Place NW Concord NC	28027
(address of principal executive offices)	(zip code)

(704) 787-2100

(registrant’s telephone number, including area code)

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant

History of auditor changes:

Our financial statements were previously audited by the firm of Peter Messineo, CPA (“PM”).  In December 2012 PM merged into the firm known as DKM Certified Public Accountants (“DKM”).  DKM has not performed an audited of our financial statement during the period in which they were named as our independent registered public accountants.  In April 16, 2013 the agreement of DKM and PM was discontinuing.  The successor firm named in (2) is a continuation of the original (PM) audit firm.

(1)  Previous Independent Auditors:

a.	On April 23, 2013, the Company dismissed the registered independent public accountant, DKM Certified Public Accountants, of Clearwater Florida (“DKM”).

b.

DKM had not issued an audit report during the period of service that DKM was named as the registered independent accountant. The financial statements for the year ended February 28, 2012 and for the period February 10, 2012 were audited by PM, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

c.

Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the financial audit for the year ended February 28, 2013 and through the current date, there have been no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DKM would have caused them to make reference thereto in their report on the financial statements. Through the interim period April 23, 2013 (the date of dismissal), there have been no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DKM would have caused them to make reference thereto in their report on the financial statements.

d.	We have authorized DKM to respond fully to the inquiries of the successor accountant

e.	During the years ended February 28, 2012 and the interim period through April 23, 2013, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

f.

The Company provided a copy of the foregoing disclosures to DKM prior to the date of the filing of this Report and requested that DKM furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report.  A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2)  New Independent Accountants:

a.

On April 23, 2013, the Company engaged Messineo & Co, CPAs, LLC (“M&Co”) of Clearwater, Florida, as its new registered independent public accountant. During the year ended February 28, 2013 and 2012 and prior to April 23, 2013 (the date of the new engagement), we did not consult with M&Co regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by M&Co, in either case where  written or oral advice provided by M&Co would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

ITEM 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Number	Exhibit

16.1	Letter from DKM Certified Public Accountants, dated April 23, 2013, regarding Change in Certifying Accountant. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDEPENDENCE CORP.

Dated: April 23, 2013	/s/ Nigel Lindsay
Nigel Lindsay
Principal Executive Officer